SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue
Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2010, Libbey Inc. (the “Company”) completed its previously announced refinancing (the “Refinancing”) of substantially all of the existing indebtedness of its wholly-owned subsidiaries, Libbey Glass Inc. (“Libbey Glass”) and Libbey Europe B.V. (“Libbey Europe”), which included:
•	the entry into an amended and restated credit agreement;

•	the issuance of $400.0 million in aggregate principal amount of 10% Senior Secured Notes of Libbey Glass due 2015 (the “New Notes”);

•	the repurchase and cancellation of all of Libbey Glass’ then outstanding $306.0 million in aggregate principal amount of Floating Rate Senior Secured Notes due 2011 (the “Floating Rate Notes”) pursuant to the terms of a previously announced tender offer and consent solicitation; and

•	the redemption of all of Libbey Glass’ then outstanding $80.4 million in aggregate principal amount of 16% Senior Subordinated Secured Notes due 2021 (the “PIK Notes”).
Libbey Glass used the proceeds of the offering of the New Notes, together with cash on hand, to fund the repurchase of the Floating Rate Notes and the redemption of the PIK Notes, and to pay certain related fees and expenses.
Amended and Restated Credit Agreement
Pursuant to the Refinancing, Libbey Glass and Libbey Europe entered into an Amended and Restated Credit Agreement, dated as of February 8, 2010 (the “Amended and Restated Credit Agreement”), between Libbey Glass and Libbey Europe, as borrowers, the Company, as a loan guarantor, the other loan parties party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent with respect to the U.S. loans (the “U.S. Administrative Agent”), J.P. Morgan Europe Limited, as administrative agent with respect to the Netherlands loans, Bank of America, N.A. and Barclays Capital, as Co-Syndication Agents, Wells Fargo Capital Finance, LLC, as Documentation Agent and the other lenders and agents party thereto. The Amended and Restated Credit Agreement provides for borrowings of up to $110.0 million, subject to certain borrowing base limitations, reserves and outstanding letters of credit.
All borrowings under the Amended and Restated Credit Agreement are secured by:
•	a first-priority security interest in substantially all of the existing and future real and personal property (including without limitation tangible and intangible assets) of Libbey Glass and its domestic subsidiaries (other than certain real property and equipment located in the United States and certain general intangibles, instruments, books and records and supporting obligations related to such real property and equipment, and certain proceeds of the foregoing) (the “Credit Agreement Priority Collateral”);

•	a first-priority security interest in:
•	100% of the stock of Libbey Glass and 100% of the stock of substantially all of Libbey Glass’ present and future direct and indirect domestic subsidiaries;

•	100% of the non-voting stock of substantially all of Libbey Glass’ first-tier present and future foreign subsidiaries; and

•	65% of the voting stock of substantially all of Libbey Glass’ first-tier present and future foreign subsidiaries;
•	a first priority security interest in substantially all proceeds and products of the property and assets described above; and

•	a second-priority security interest in substantially all of the owned real property, equipment and fixtures in the United States of Libbey Glass and its domestic subsidiaries, subject to certain exceptions and permitted liens (the “New Notes Priority Collateral”).

Additionally, borrowings by Libbey Europe under the Amended and Restated Credit Agreement are secured by:
•	a first-priority lien on substantially all of the existing and future real and personal property (including without limitation all of the tangible and intangible property) of Libbey Europe and its Dutch subsidiaries; and
•	a first-priority security interest in:
•	100% of the stock of Libbey Europe and 100% of the stock of substantially all of the Dutch subsidiaries; and
•	100% (or a lesser percentage to the extent a security interest in such shares would cause a material tax cost, but in no case less than 65%) of the outstanding stock issued by the first tier foreign subsidiaries of Libbey Europe and its Dutch subsidiaries.
The interest rates payable under the new Amended and Restated Credit Agreement will depend on the type of loan plus an applicable margin. The initial applicable margin of any LIBOR loans made under the Amended and Restated Credit Agreement is expected to be 3.50% and the initial applicable margin for any CBFR loans made under the Amended and Restated Credit Agreement is expected to be 2.50%. After six full months, the applicable margin will be subject to adjustment based on established aggregate availability under the Amended and Restated Credit Agreement.
A copy of the Amended and Restated Credit Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
New Notes
On February 8, 2010, Libbey Glass closed its previously announced offering of the New Notes. The net proceeds of the offering of New Notes were approximately $382.3 million, after taking original issue discount into account and deducting commissions payable to the initial purchasers.
The New Notes were issued pursuant to an Indenture, dated February 8, 2010 (the “New Notes Indenture”), between Libbey Glass, the Company, the domestic subsidiaries of Libbey Glass listed as guarantors therein (the “Subsidiary Guarantors” and together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “New Notes Trustee”) and collateral agent. Under the terms of the New Notes Indenture, the New Notes bear interest at a rate of 10.0% per year and will mature on February 15, 2015. The New Notes Indenture contains covenants that restrict Libbey Glass’ and the Guarantors’ ability to, among other things:
•	incur or guarantee additional indebtedness;

•	pay dividends, make certain investments or other restricted payments;

•	create liens;

•	enter into affiliate transactions;

•	merge or consolidate, or otherwise dispose of all or substantially all of Libbey Glass’ and the Guarantors’ assets; and

•	transfer or sell assets.
The New Notes Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding New Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the New Notes Trustee or holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately.
The New Notes and the related guarantees under the New Notes Indenture are secured by (i) first priority liens on the New Notes Priority Collateral and (ii) second priority liens on the Credit Agreement Priority Collateral.
A copy of the New Notes Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In connection with the sale of the New Notes, Libbey Glass and the Guarantors entered into a registration rights agreement, dated February 8, 2010 (the “Registration Rights Agreement”), under which they agreed, pursuant to the terms and conditions set forth therein, to make an offer to exchange the New Notes and the related guarantees for registered, publicly tradable notes and guarantees that have substantially identical terms to the New Notes and the related guarantees, and in certain limited circumstances, to file a shelf registration statement that would allow certain holders of new Notes to resell their respective New Notes to the public. A copy of the Registration Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Intercreditor Agreement
On February 8, 2010, Libbey Glass and the Guarantors entered into an intercreditor agreement (the “Intercreditor Agreement”) with the U.S. Administrative Agent under the Amended and Restated Credit Agreement and the New Notes Trustee. The Intercreditor Agreement governs the relative priorities (and certain other rights) of the lenders under the Amended and Restated Credit Agreement and the holders of the New Notes in respect of the Credit Agreement Priority Collateral and the New Notes Priority Collateral. A copy of the Intercreditor Agreement is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
Termination of Indenture Governing the Floating Rate Notes
Effective as of February 8, 2010, the indenture governing the Floating Rate Notes, dated as of June 16, 2006, between Libbey Glass, the Company and the other guarantors party thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, has been discharged in accordance with its terms. Libbey Glass cancelled the Floating Rate Notes on February 8, 2010, after repurchasing all of the outstanding Floating Rate Notes through the settlement of its previously announced tender offer. In connection with the purchase of the tendered Floating Rate Notes, Libbey Glass paid total consideration of approximately $318.8 million, which consisted of: (i) $306.0 million for the aggregate principal amount tendered, (ii) approximately $4.4 million of accrued and unpaid interest on the tendered Floating Rate Notes and (iii) $8.4 million of additional payments consisting of early call and early tender premiums.
Termination of Indenture Governing the PIK Notes
Effective as of February 8, 2010, the Amended and Restated Indenture governing the PIK Notes, dated as of October 28, 2009, between Libbey Glass, the Company and the other guarantors party thereto, as guarantors, and Merrill Lynch PCG, Inc. (“Merrill Lynch PCG”), as initial holder, has been discharged in accordance with its terms. Libbey Glass redeemed and cancelled all of the outstanding the PIK Notes on February 8, 2010. As previously disclosed in the Company's Current Report on Form 8-K filed on October 29, 2009, all of the outstanding $80.4 million of PIK Notes were held by Merrill Lynch PCG, which is also the beneficial holder of 9.5% of the Company’s common stock.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.
Credit Agreement
The information provided in Item 1.01 under “Amended and Restated Credit Agreement” is incorporated by reference into this Section 2.03.
New Notes
The information provided in Item 1.01 under “New Notes” is incorporated by reference into this Item 2.03.
The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
In a press release issued on February 8, 2010, the Company announced the closing of the offering of the New Notes and entry into the Amended and Restated Credit Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In a press release issued on February 8, 2010, the Company announced the settlement of Libbey Glass’ tender offer to repurchase all outstanding Floating Rate Notes. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, Libbey makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

Exhibit

4.1	Amended and Restated Credit Agreement, dated February 8, 2010.

4.2	New Notes Indenture, dated February 8, 2010.

4.3	Form of New Note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated February 8, 2010.

4.5	Intercreditor Agreement, dated February 8, 2010.

99.1	Press Release, dated February 8, 2010, announcing the closing of the New Notes offering.

99.2	Press Release, dated February 8, 2010, announcing the settlement of the tender offer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 12, 2010

LIBBEY INC.

By:	/s/ Gregory T. Geswein Name: Gregory T. Geswein
Title: Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 4.1	Amended and Restated Credit Agreement, dated February 8, 2010.

Exhibit 4.2	New Notes Indenture, dated February 8, 2010.

Exhibit 4.3	Form of New Note (included in Exhibit 4.2).

Exhibit 4.4	Registration Rights Agreement, date February 8, 2010

Exhibit 4.5	Intercreditor Agreement, dated February 8, 2010.

Exhibit 99.1	Press Release, dated February 8, 2010, announcing the closing of the New Notes offering.

Exhibit 99.2	Press Release, dated February 8, 2010, announcing the settlement of the tender offer.